UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2017, a subsidiary (the “Borrower”) of City Office REIT, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Metropolitan Life Insurance Company, as lender (the “Lender”). The Loan Agreement provides for a $47,000,000 loan (the “Mission City Loan”) with a fixed interest rate of 3.78% per annum and a scheduled maturity date of November 1, 2027 (the “Maturity Date”). The Mission City Loan is evidenced by a promissory note made by the Borrower in favor of the Lender and was funded in a single draw at closing on October 5, 2017. The promissory note is secured by a first mortgage and assignment of leases and rents at the Mission City Corporate Center, acquired by the Company on September 29, 2017 as part of the Company’s previously-disclosed acquisition of a ten-building portfolio and five-acre land parcel in San Diego, California.

Monthly payments under the Loan Agreement shall be interest only in the amount of $148,050.00 per month for the first sixty months following the initial funding date and will consist of principal and interest in the amount of $218,465.19 per month thereafter until the Maturity Date, at which time all accrued interest and outstanding principal shall be due. The Loan Agreement prohibits any prepayment of the Mission City Loan balance before March 1, 2021, at which time the Borrower shall have the right to prepay amounts outstanding under the Mission City Loan, subject to certain prepayment fees and premiums. In addition, beginning 120 days prior to the Maturity Date, the Mission City Loan may be prepaid in full without payment of any prepayment fees or premiums.

The Loan Agreement contains customary representations, warranties, covenants, terms and conditions. The occurrence of an event of default under the Loan Agreement could result in the Mission City Loan and other obligations becoming immediately due and payable and allow the Lender to exercise all rights and remedies available to it.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: October 12, 2017	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer